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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


June 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 11, 1999 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated on or about June 10, 1999.


Very truly yours,


PricewaterhouseCoopers LLP